<u>ANNEX 4 – Proxy Agreement</u>

VOTING AGREEMENT AND IRREVOCABLE PROXY

THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this "**Agreement**") is dated and effective as of September 22, 2025, by and among Kingbird Ventures, LLC, a Wyoming limited liability company (together with any successors, assigns and transferees, the "**Stockholder**"), Yilin Lu (together with any successors and assigns, the "**Proxyholder**") and LQR House Inc., a Nevada corporation (together with any successors and assigns, the "**Company**").

RECITALS

A. **WHEREAS**, as of the date hereof, the Stockholder is the owner of 737,000 shares of the common stock of the Company, $0.0001 par value.

B. **WHEREAS**, the Stockholder desires to enter into this Agreement to provide the Proxyholder voting rights to the Shares as its proxy, for the benefit of the Company, on the terms and pursuant to the conditions set forth below.

C. **WHEREAS**, capitalized terms used herein shall have the meanings ascribed to them in the text or in Section 4 hereof.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Irrevocable Proxy and Power of Attorney.

(a) The undersigned Stockholder hereby constitutes and appoints as the proxy of the Stockholder, and hereby grants a power of attorney to the Proxyholder with the power to act alone and with full power of substitution, for the benefit of the Company, as the Stockholder's true and lawful attorney and irrevocable proxy, for and in the Stockholder's name, place and stead, to vote or act by written consent with respect to the Shares owned or held by the Stockholder as the Stockholder's proxy, in its sole discretion, with respect to, and hereby authorizes the Proxyholder to represent and to vote (whether in person or by written consent), in its sole discretion, the Shares on all matters submitted to a vote of stockholders at any time at any meeting of the stockholders of the Company, however called, and in connection with any action by written consent of the stockholders of the Company and to execute all appropriate instruments consistent with this Agreement on behalf of the Stockholder, in all proceedings in which the vote or written consent of the Stockholder may be required or authorized by law (including, but not limited to actual meetings of the stockholders of the Company and written consents to action) regardless of whether the Stockholder actually attends any applicable meeting or signs any applicable consent (the "**proxy**"). The proxy granted by the Stockholder pursuant to this Agreement will be irrevocable for the Term (as defined below). The proxy will survive the merger, consolidation, conversion or reorganization of the Stockholder or any other entity holding the Shares. In voting the Shares in connection with any and all matters, the Proxyholder shall be free of any kind of control by, or fiduciary duties to, the Stockholder and shall exercise such voting rights and powers as set forth in this Agreement in the Proxyholder's sole discretion, notwithstanding any countervailing interests of the Stockholder.

(b) The Stockholder agrees that it shall abstain from voting any of the Shares (in person, by proxy or by action by written consent, as applicable) on all matters.

(c) The Stockholder hereby assigns to the Proxyholder all of the Stockholder's rights and powers to (i) initiate, prosecute, maintain, settle or otherwise pursue or participate in any derivative or direct claim, litigation, demand, class action, or other cause of action, solely in the Stockholder's capacity as a stockholder of the Company and of its successors and assigns, whether under state law, federal law or otherwise, and whether in the past, currently existing or arising in the future, including, without limitation, any claims of breach of fiduciary duty against current or former directors, officers or other fiduciaries of the Company, its successors or assigns and (ii) exercise its rights of appraisal or rights to dissent that the Stockholder may have by virtue of ownership of the Shares. The Stockholder grants a proxy and a power of attorney, coupled with an interest and irrevocable, to execute, deliver and file, in the name of the Stockholder or otherwise, any instruments, filings, notices or documents, and to take any and all actions that the Proxyholder may deem necessary or desirable to effective the purposes of this Section 1.3, including pursuing or abstaining from pursuing shareholder claims, appraisals, shareholder dissents or taking other shareholder action.

(d) The proxy, the power of attorney, and the other rights granted by the Stockholder pursuant to this Agreement are made in consideration of the parties' concurrent entry into the settlement agreement dated on or about the date hereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and as such each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 2 hereof.

(e) The Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and the rights granted to the Proxyholder set forth herein and shall not hereafter, unless and until this Agreement terminates pursuant to Section 2 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares or the rights granted to the Proxyholder set forth herein, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or power of attorney or give instructions with respect to the Shares, in each case, with respect to any of the matters set forth herein.

2. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until the earliest to occur of (i) the date on which the Company, in its sole discretion, terminates this Agreement by providing written notice to the Stockholder, (ii) the date on which the Stockholder has sold all of the Shares in compliance with the terms of this Agreement and applicable settlement agreements, and has provided written notice thereof to the Company, or (iii) seven (7) years from the date of this Agreement or such later date as may be permitted under applicable law (the "**Term**"). This Agreement shall not be subject to any limitation of time and will continue in force beyond any other events, including but not limited to, any merger, consolidation, conversion, division, domestication, reorganization or other similar transaction of or with respect to the Stockholder or any other entity holding or owning the Shares. This Agreement and the proxy and power granted hereby shall not terminate by operation of law, bankruptcy, insolvency, dissolution, death or incapacity of the Stockholder and shall be binding on all successors and assigns of the Stockholder and shall be binding on any subsequent holder of the Shares (regardless of whether such holder acquires the shares through a transfer, assignment or other disposition, by operation or law or any other means). The power of attorney granted herein is a durable power of attorney and shall survive the bankruptcy, insolvency or dissolution of the Stockholder. Except as set forth in this Section 2, the parties hereto expressly agree that this Agreement shall be irrevocable. For the avoidance of doubt, this Agreement and the proxy granted hereby shall terminate automatically with respect to any Shares sold pursuant to Permitted Sales (as defined below).

3. Additional Representations, Covenants and Agreements.

(a) Representations of Stockholder. The Stockholder represents and warrants to the Company and the Proxyholder that as of the date hereof:

(i) Ownership of Shares. The Shares owned by the Stockholder are set forth on Schedule A attached hereto and none of the Stockholder, its affiliates, or any other person with which the Stockholder or its affiliates are acting in concert or may be deemed a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), owns any other Shares. The Stockholder: (i) is the sole record and beneficial owner of such Shares and such Shares are free and clear of any proxy, voting restriction, adverse claim, or other liens, other than those created by this Agreement or under applicable federal or state securities laws; (ii) has the ultimate voting power over all of such Shares; and (iii) has good, valid and marketable title to, all of such Shares and has the sole power to vote (or cause to be voted) and to dispose of (or cause to be disposed of) such Shares without restriction. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Stockholder is a party relating to the pledge, disposition, or voting of any Shares and there are no voting trusts or voting agreements with respect to the Shares.

(ii) Authorization. The Stockholder has all power and authority to enter into, execute, and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized, executed and delivered by Stockholder and, assuming it has been duly and validly authorized, executed and delivered by the Company and the Proxyholder, the Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally, and (b) general principles of equity. No other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of the Stockholder's obligations hereunder.

(iii) No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder.

(iv) No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental entity or any other person on the part of the Stockholder is required in connection with the valid execution and delivery of this Agreement or the performance of the Stockholder of its obligations hereunder.

(v) No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Stockholder to perform the Stockholder's obligations hereunder or to consummate the transactions contemplated by this Agreement.

(vi) No Reliance. The Stockholder represents and warrants that it is an "accredited investor" as defined under Regulation D of the Securities Act and/or is a sophisticated person capable of evaluating the merits and risks of entering into this Agreement. The Stockholder further acknowledges that it has relied solely on its own independent legal, tax and financial advisors in evaluating and entering into this Agreement and has not relied on the Company or its representatives for any legal, tax or financial advice. The Stockholder acknowledges that the Company and the Proxyholder

may be in possession of material non-public information about the company and its affiliates not known to the Stockholder ("**Excluded Information**"). The Stockholder agrees that none of the Company, the Proxyholder or their respective affiliates shall be obligated to disclose any Excluded Information or have any liability to the Stockholder with respect to any such non-disclosure. The Stockholder acknowledges that the Company and the Proxyholder are relying on this representation in entering into this Agreement.

(b) Restrictions on Transfer. The Stockholder agrees that during the Term, the Stockholder shall not, and shall not permit anyone else to, directly or indirectly, (i) sell, transfer, encumber, pledge, assign, hypothecate, grant or create a lien upon, gift, place in trust or otherwise dispose (including transfers by testamentary or intestate succession or otherwise by operation of law) of any of the Shares, including in a Constructive Sale, or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) or any change in the ownership of the Shares, (ii) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, or (iii) enter into any contract, option or other legally binding undertaking providing for any transaction provided in (i) or (ii) hereof (each a "**Transfer**"), without the prior written consent of the Company; provided that the foregoing shall not apply to any sales of the Shares by the Stockholder in the open market through ordinary brokerage transactions so long as such sales are not to (i) the Stockholder's affiliates or any other person with which the Stockholder or its affiliates is acting in concert or may be deemed a "group" within the meaning of Section 13(d)(3) of the Exchange Act or (ii) competitors of the Company (a "**Permitted Sale**"), and in each case, the Stockholder provides notice to the Company and the Proxyholder of the sale promptly upon consummation and, in any event, no later than on the trading date thereof. Any Transfer not in accordance with this Section 3 shall be deemed to constitute a Transfer by the Stockholder in violation of this Agreement, shall be void *ab initio*, and the Company shall not recognize any such Transfer. Any Transfer consented to by the Company shall not take effect until the pledgee, transferee or donee of such Shares furnishes the Proxyholder and the Company with a written agreement to be bound by the terms of this Agreement and any additional agreement required under any other applicable agreements between the parties hereto, it being understood and agreed that the Company shall be entitled to issue stop transfer instructions in respect of such Shares to preclude any transfer of Shares in contravention of the foregoing. The immediately preceding sentence does not apply to a Permitted Sale.

(c) Irrevocability. The Stockholder acknowledges and agrees that the powers and proxies granted herein are coupled with an interest and are irrevocable, and are given to secure the performance of each party's duties under this Agreement. The Stockholder hereby authorizes the Proxyholder to execute, on behalf of the Stockholder as to the Shares, any and all agreements, instruments and documents as the Proxyholder deems necessary or appropriate to properly exercise the powers and proxies granted herein, in such form and on such terms and conditions as the Proxyholder deems necessary or desirable. Such execution by the Proxyholder shall be conclusive evidence of such authority having been granted. The Stockholder knowingly, voluntarily and intentionally waives, and hereby agrees not to commence, participate in or support any action, suit or proceeding with respect to any claim challenging the validity or legality or enforceability, or seeking to enjoin the operation, of any provision of this Agreement (including, without limitation, the irrevocability of the proxy granted hereby) or challenging the validity or legality or enforceability, or seeking to enjoin, any matter approved by the Proxyholder pursuant to its rights and powers herein. The Stockholder acknowledges that the Proxyholder and the Company will rely to their detriment on the enforceability of this Agreement (including the proxy granted hereby) in connection with determining the due authorization of future corporate actions and matters and in making representations to third parties regarding the same.

(d) Legends. The Stockholder agrees that each certificate representing the Shares will bear the following legend:

"THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT AND IRREVOCABLE PROXY BY AND AMONG THE COMPANY, THE PROXYHOLDER AND THE STOCKHOLDER OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), WHICH INCLUDES PROVISIONS POTENTIALLY RESTRICTING THE STOCKHOLDER'S RIGHT TO VOTE OR TRANSFER ITS ENTIRE INTEREST IN THE SHARES EVIDENCED HEREBY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID HOLDER VOTING AGREEMENT AND IRREVOCABLE PROXY."

Upon a Permitted Sale, the certificate with respect to the Shares sold pursuant to a Permitted Sale shall no longer be required to bear the legend set forth in this Section 3.4.

(e) Additional Shares. The Stockholder agrees that in the event of (i) any issuance of shares of any type of capital stock or other securities (including equity-linked securities and securities and debt instruments convertible into or exercisable or exchangeable for equity securities) of the Company hereafter to the Stockholder, its affiliates or any other person with which the Stockholder or its affiliates are acting in concert or may be deemed a "group" within the meaning of Section 13(d)(3) of the Exchange Act (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), (ii) the acquisition (by any means), or the acquisition of the right to vote or otherwise acquire ownership, of any other shares of any type of capital stock or other securities (including equity-linked securities and securities and debt instruments convertible into or exercisable or exchangeable for equity securities) of the Company by the Stockholder, its affiliates or any other person with which the Stockholder or its affiliates is acting in concert or may be deemed a "group" within the meaning of Section 13(d)(3) of the Exchange Act from any other person or (iii) the receipt or acquisition (by any means) of any securities (including equity-linked securities and securities and debt instruments convertible into or exercisable or exchangeable for equity securities) of any Separated Entity (as defined below) (collectively clauses (i) through (iii), the "**Additional Shares**"), such Additional Shares shall automatically be deemed "Shares" for purposes of this Agreement and shall be subject to the terms and conditions set forth herein. In the event of any of the foregoing, the Stockholder will promptly (and in no event later than within one (1) business day) provide an updated Schedule A to the Company and the Proxyholder.

(f) Securities Laws, Rules and Regulations. The Stockholder, the Company and the Proxyholder agree and understand that the Stockholder, the Company and/or the Proxyholder may be or may become subject to the registration and/or reporting requirements, rules and regulations of the Exchange Act, the Securities Act of 1933, as amended (the "**Securities Act**"), and/or any state and federal securities laws (collectively with the Exchange Act and the Securities Act, the "**Securities Laws**"). The Stockholder, the Company and the Proxyholder agree to use their respective commercially reasonable efforts to comply with the Securities Laws and to reasonably assist each other in complying with the Securities Laws in a timely and prompt manner. Such compliance may include, for example and without limitation, the foregoing, the filing and updating and maintaining of Form 13G and/or Form 13D under the Exchange Act.

(g) Proxyholder's Liability. In voting the Shares in accordance with this Agreement, the Proxyholder shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which the Proxyholder may do or refrain from doing in good faith, nor shall the Proxyholder have any accountability hereunder. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Proxyholder's acts pursuant to its rights and powers as the Proxyholder, such acts shall be deemed reasonable and in the best interests of the Stockholder unless proved to the contrary by clear and convincing evidence.

(h) No Ownership Interest. Notwithstanding anything to the contrary contained herein, this Agreement does not confer upon the Proxyholder or the Company any benefits of ownership of the Shares, other than the rights provided for in this Agreement.

(i) Further Assurances. The Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents and other instruments and to take all such further action as the Company or the Proxyholder may reasonably request in connection with this Agreement and the rights and obligations hereunder. The Stockholder further agrees that to the extent any agreement, document, instrument, or any amendment, restatement or modification of this Agreement, the proxy, the power of attorney or any related agreement, document or instrument is necessary or advisable (i) in connection with the implementation or continuation of this Agreement and the rights and obligations hereunder, including with respect to any successors, assigns, acquirors of the Company or any entity that is directly or indirectly spun out, split off or otherwise separated from the Company (including pursuant to a dividend, distribution or reorganization) (the "**Separated Entity**") or (ii) to comply with, conform to, or be effective under the laws or proxy requirements of the State or jurisdiction in which the Company or any successor, assign, acquiror or Separated Entity is or becomes incorporated or organized, the Stockholder shall, without additional consideration, execute and deliver such additional amendments, restatements, modifications, proxies, documents and other instruments and to take all such further action as the Company or the Proxyholder may reasonably request to give full effect to the intent of this Agreement. In furtherance of the foregoing, the Stockholder hereby irrevocably constitutes and appoints the Proxyholder as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution and resubstitution, to execute and deliver any such agreements, instrument, proxies or other documents in the name of the Stockholder or otherwise, and to take such actions on behalf of the Stockholder, as may be necessary or desirable to effectuate the foregoing. This power of attorney and proxy is coupled with an interest, is granted in consideration of the covenants and agreements made by the Stockholder herein, and shall be irrevocable to the fullest extent permitted by law.

4. General Definitions. As used in this Agreement:

(a) The terms "**beneficially own**" or "**beneficial ownership**" have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act, and a person's beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, "beneficially own" and "beneficial ownership" shall also include record ownership of securities.

(b) The term "**business day**" means a day other than a Saturday, Sunday or any other day on which banks are authorized or required to be closed in the jurisdiction of the Company's incorporation.

(c) The term "**trading date"** means the date on which a stock sale is consummated based on the regular trading hours of the Nasdaq Stock Market and excludes electronic or extended trading hours.

(d) The term "**Constructive Sale**" means, with respect to any Shares, a short sale with respect to such Shares, entering into or acquiring an offsetting derivative contract with respect to such Shares, entering into or acquiring a future or forward contract to deliver such Shares, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Shares.

(e) The term "**owned,**" "**own,**" "**ownership**" or "**owning**" means direct or indirect, ownership, including record or beneficial ownership, or any right to acquire ownership.

(f) The term "**person**" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(g) The term "**Shares**" means (i) all shares of capital stock or other securities (including equity-linked securities and securities and debt instruments convertible into or exercisable or exchangeable for equity securities) of the Company or (ii) any other Additional Shares, in each case whether now owned or subsequently acquired (regardless of manner of acquisition), directly or indirectly, by the Stockholder, any of its affiliates or any other person with which the Stockholder is acting in concert or may be deemed to be part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act, or in which any of the foregoing may have or acquire, at any time, an ownership interest, including beneficial ownership, economic interest or voting power, whether sole or shared and whether by agreement, proxy, contract, understanding or otherwise (including through derivative instruments or other arrangements conferring voting or investment power).

5. Remedies.

(a) Specific Performance. The Stockholder acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached and that monetary damages would be an inadequate remedy. Accordingly, it is agreed that the Stockholder, the Proxyholder and the Company shall be entitled to seek specific performance of this Agreement, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions, in addition to any other remedy at law or in equity. The Stockholder further agrees (i) to waive any requirement for the securing or posting of any bond in connection with such remedy, (ii) not to oppose the granting of specific performance or other equitable relief on the basis that the Company has an adequate remedy at law and (iii) that the Stockholder shall not assert any defense based on the availability of monetary damages as a remedy.

(b) Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(c) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

6. Miscellaneous.

(a) Transferees, Successors and Assigns.

(i) The Stockholder is subject to the restrictions on Transfer set forth in Section 3 hereof. The Stockholder may not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement without the prior written consent of the Proxyholder and the Company. Subject to Section 3, each transferee, successor or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof as if such transferee, successor or assignee were the transferor and such transferee's signature appeared on the signature pages of this

Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective transferees, successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective transferees, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Nothing in this paragraph shall in any way abrogate or otherwise modify the Stockholder's right to execute a Permitted Sale, as that term is defined above, and this Agreement and its terms and conditions will terminate with respect to any particular Share upon transfer of that Share under a Permitted Sale.

(ii) The Company or its Board of Directors (or other governing body) may designate a replacement Proxyholder from time to time, in their sole discretion. Notwithstanding the foregoing or anything else set forth in this Agreement, no consent of the Stockholder shall be required for any successor or assign of the Company or the Proxyholder to become a party to this Agreement, including by reason of merger, consolidation, acquisition or other corporate transaction involving the Company, or as a result of the Company or its Board of Directors (or other governing body) designating a replacement Proxyholder. Any such successor or assign may become a party to this Agreement by executing a counterpart or joinder hereto. The Stockholder agrees to execute and deliver any acknowledgements, instruments or other documents reasonably requested by the Company or the Proxyholder to confirm and give effect to the foregoing. In connection with any Separated Entity, the Stockholder agrees to promptly enter into, and to cause any of its affiliates, or any other person with which the Stockholder or its affiliates is acting in concert or may be deemed a "group" within the meaning of Section 13(d)(3) of the Exchange Act to enter into, an agreement with the Separated Entity and its designated proxyholder that is substantially similar in form and substance to this Agreement.

(iii) If any Shares are held of record or beneficially by any person or entity other than the Stockholder, the Stockholder shall cause such person or entity to execute and deliver a joinder to this Agreement (or otherwise become a party hereto) and to be bound by the terms of this Agreement as if such person or entity were a "Stockholder" hereunder.

(b) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State in which the Company is incorporated, without regard to conflict of law rules. Each party hereto agrees that any legal action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal courts located in the State in which the Company is incorporated, and if the federal courts are not then available, then in the state courts located in such State, and each party hereby irrevocably submits to the exclusive jurisdiction and venue of such courts in any such action or proceeding and waives any objection, plea or defense of venue or jurisdiction, including objections based on forum non conveniens or improper venue. If the Company is incorporated in (i) the State of Nevada, each party agrees that any such proceeding brought in federal court will be brought in the county of Clark County, Nevada and (ii) the State of Delaware, each party agrees that any such proceeding brought in state courts will be brought in the Court of Chancery of the State of Delaware. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT. If any action or proceeding is brought to enforce any term of this Agreement or to resolve any dispute arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its reasonably and documented attorneys' fees and costs from the non-prevailing party, in addition to any other relief to which such prevailing party may be entitled.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or

other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) when sent, if sent by electronic mail or facsimile, (b) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. Any such notices or communications shall be addressed to the party to be notified at such party's address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company's books and records.

(e) Consent Required to Amend, Terminate or Waive. Except as otherwise expressly set forth in Section 2 above (solely with respect to termination of this Agreement), this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument executed by the Stockholder, the Proxyholder and the Company.

(f) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(g) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(h) Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement unless required by applicable law in order to identify the existence of the proxy or power of attorney contained herein.

(i) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement and Irrevocable Proxy as of the date first written above.

STOCKHOLDER:

KINGBIRD VENTURES, LLC

Signed by:

By: ______________________________
9B62CD9DB1B0428

Name: Aharon Diveroli
Title: Authorized Representative

c/o counsel
Greenberg Traurig LLP
Address: 10845 Griffith Peak Dr Suite 600
Las Vegas, NV 89135
E-mail: joel.tasca@gtlaw.com AND ewingk@gtlaw.com
Attention: Joel Tasca AND Kyle Ewing

COMPANY:

LQR HOUSE INC.

By: ______________________________
Name: Sean Dollinger
Title: Chief Executive Officer

LQR House Inc.
6538 Collins Ave. Suite 344
Miami Beach, Florida 33141
E-mail: sean@lqrhouse.com
Attention: Sean Dollinger

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement and Irrevocable Proxy as of the date first written above.

STOCKHOLDER:

KINGBIRD VENTURES, LLC

By: ______________________________

Name: ____________________________

Title: _____________________________

c/o counsel
Greenberg Traurig LLP
Address: 10845 Griffith Peak Dr Suite 600
Las Vegas, NV 89135
E-mail: joel.tasca@gtlaw.com AND ewingk@gtlaw.com
Attention: Joel Tasca AND Kyle Ewing

COMPANY:

LQR HOUSE INC.

Signed by:

By: Sean Dollinger
46654CBE77FF4C9...
Name: Sean Dollinger
Title: Chief Executive Officer

LQR House Inc.
6538 Collins Ave. Suite 344
Miami Beach, Florida 33141
E-mail: sean@lqrhouse.com
Attention: Sean Dollinger

PROXYHOLDER:

Signed by:

F6ADEEB4C148410...

Yilin Lu

Address: LQR House Inc.
6538 Collins Ave. Suite 344
Miami Beach, Florida 33141
E-mail: gordon@lqrhouse.com
Attention: Yilin Lu

Schedule A

Stockholder Shares

Stockholder	Common Stock Shares
Kingbird Ventures, LLC	737,000, including 737,000 Beneficially Owned